Exhibit 99.1

WEX Announces CFO Transition and Raises Fourth Quarter and Full Year 2021 Guidance

Current Chief Accounting Officer appointed Interim CFO, effective January 1, 2022

Roberto Simon to remain in advisory role through April 1, 2022

Company conducting comprehensive search for permanent successor

PORTLAND, Maine--(BUSINESS WIRE)--January 4, 2022--WEX (NYSE: WEX), a leading financial technology service provider, today announced that Roberto Simon stepped down as the Company’s Chief Financial Officer (CFO), effective December 31, 2021, to pursue another opportunity. Jennifer Kimball, currently WEX’s Chief Accounting Officer, has been appointed Interim CFO, effective January 1, 2022. To facilitate a smooth transition, Mr. Simon is expected to remain employed by the Company, serving in an advisory role through April 1, 2022.

“On behalf of the Board and executive team, I would like to thank Roberto for his many contributions to WEX over the years,” said Melissa Smith, WEX’s Chair and Chief Executive Officer. “Roberto helped lead WEX through an exciting period of growth and innovation, and we wish him well in his future endeavors.”

In announcing his plans, Mr. Simon said, “I am grateful for my time at WEX and proud of all that we have accomplished since I joined in 2016. While I look forward to pursuing a new opportunity that will allow me to be closer to my family, I am confident that WEX has a bright future.”

Ms. Kimball joined WEX in April 2019 and was promoted to Chief Accounting Officer in August 2020. Prior to joining WEX, Ms. Kimball served as Chief Accounting Officer at Syneos Health, a leading global biopharmaceutical solutions company. She has more than two decades of financial experience across both public and private markets, M&A transactions, including merger-related integration leadership roles, and significant public accounting and audit experience gained in previous key finance roles at inVentiv Health (a legacy Syneos Health company prior to its merger with INC Research), The Timberland Company, Thermo Fisher Scientific Inc. and PricewaterhouseCoopers. Ms. Kimball is a graduate of Boston College.

“I look forward to leveraging Jen’s many years of financial leadership experience, and continuing to collaborate with her as we guide WEX in this next phase of growth,” said Smith. “The Board and I are confident in her ability to lead our talented finance team while we conduct a search for a permanent CFO.”

The Company has initiated a search for Mr. Simon’s successor, with the assistance of Heidrick & Struggles. In addition to her role as Interim CFO, Ms. Kimball will continue as Chief Accounting Officer.

Raises Fourth Quarter and Full Year 2021 Guidance

In its third quarter earnings release, WEX provided estimated financial guidance for the fourth quarter 2021 and full year ending December 31, 2021. In light of better than expected performance, the Company is increasing its fourth quarter and full year guidance.

The Company provides revenue guidance on a GAAP basis and earnings guidance on a non-GAAP basis, due to the uncertainty and the indeterminate amount of certain elements that are included in reported GAAP earnings.

  For the fourth quarter of 2021, the Company now expects revenue in the range of $485 million to $495 million and adjusted net income in the range of $111 million to $115 million, or $2.45 to $2.55 per diluted share.
  For the full year 2021, the Company now expects revenue in the range of $1.838 billion to $1.848 billion and adjusted net income in the range of $409 million to $413 million, or $9.01 to $9.11 per diluted share.

“We closed the year with positive momentum across our business, and I’m excited about our path forward as we enter 2022. I look forward to sharing more during our fourth quarter earnings call next month,” concluded Smith.

The Company plans to report financial results for the fourth quarter and full year 2021 in mid-February.

The Company's adjusted net income guidance, which is a non-GAAP measure, excludes unrealized gains and losses on financial instruments, net foreign currency gains and losses, changes in fair value of contingent consideration, acquisition-related intangible amortization, other acquisition and divestiture related items, the gain/loss on sales of subsidiary, stock-based compensation, other costs, debt restructuring and debt issuance cost amortization, similar adjustments attributable to our non-controlling interests and certain tax related items. We are unable to reconcile our adjusted net income guidance to the comparable GAAP measure without unreasonable effort because of the difficulty in determining the amounts to be adjusted, including, but not limited to, foreign currency exchange rates, unrealized gains and losses on financial instruments, acquisition and divestiture related items and adjustments to the redemption value of a non-controlling interest, which may have a significant impact on our financial results.

About WEX

WEX (NYSE: WEX) is a leading financial technology service provider. We provide payment solutions to businesses of all sizes across a wide spectrum of sectors, including fleet, corporate payments, travel and health. WEX has offices in 14 countries and employs approximately 5,400 people around the world. Learn more at LinkedIn, Facebook, Instagram, Twitter, and our corporate blog. For more information, visit www.wexinc.com.

Forward-Looking Statements Disclaimer

This release contains forward-looking statements, including statements regarding: our plans to appoint a permanent CFO; expectations for future revenue performance; and expectations for future financial performance. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this earnings release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project”, “will”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the newly appointed Interim CFO’s’ ability to successfully fulfill or complete her roles, tasks and responsibilities, if at all; our ability to timely find a permanent CFO; the demand for worldwide travel as a result of COVID-19 and the length of time it may take for the travel industry to rebound to and grow beyond pre-pandemic levels; the extent to which the coronavirus (COVID-19) pandemic and measures taken in response thereto impact our business, results of operations and financial condition in excess of current expectations; the impact of fluctuations in fuel prices and fuel spreads in our international markets, including the resulting impact on our revenues and net income; the effects of general economic conditions, including those caused by the effects of COVID-19, on overall employment, travel and fueling patterns as well as payment and transaction processing activity; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; limitations on interchange fees; failure to comply with the applicable requirements of MasterCard or Visa contracts and rules; the Company’s failure to maintain or renew key commercial agreements or to maintain volumes under such agreements; breaches of the Company’s technology systems or those of our third-party service providers and any resulting negative impact on our reputation, liabilities or relationships with customers or merchants; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the Company’s ability to successfully finalize the recently announced Executive Leadership Team transition plan and to appoint additional officers; the success of the Company’s recently announced Executive Leadership Team and strategic reorganization; the effects of the Company’s business expansion and acquisition efforts; the failure of corporate investments to result in anticipated strategic value; the Company’s failure to comply with the Treasury Regulations applicable to non-bank custodians; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the failure to complete or successfully integrate the Company’s acquisitions or the ability to realize anticipated synergies and cost savings from such transactions; unexpected costs, charges, or expenses resulting from an acquisition; the Company’s failure to successfully acquire, integrate, operate and expand commercial fuel card programs; the impact and size of credit losses; the impact of changes to the Company’s credit standards; failure to successfully implement the Company’s information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; legal, regulatory, political and economic uncertainty surrounding the United Kingdom’s departure from the European Union and the resulting trade agreement; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of the future transition from LIBOR as a global benchmark to a replacement rate; the impact of the Company’s debt instruments on the Company’s operations; the impact of increased leverage on the Company’s operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the impact of sales or dispositions of significant amounts of our outstanding common stock into the public market, or the perception that such sales or dispositions could occur; the possible dilution to our stockholders caused by the issuance of additional shares of common stock or equity-linked securities, whether as result of our convertible notes or otherwise; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on March 1, 2021 and in Item 1A of our quarterly report on Form 10-Q for the quarter ended September 30, 2021, filed with the Securities and Exchange Commission on November 9, 2021.

WEX's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this release and undue reliance should not be placed on these statements. WEX disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

Contacts

News media:
WEX
Rob Gould, 207-523-7429
Robert.Gould@wexinc.com

Investor:
WEX
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com